Exhibit 10.1

FIRST AMENDMENT TO THE

USA COMPRESSION PARTNERS, LP

2013 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the USA Compression Partners, LP 2013 Long-Term Incentive Plan, as amended from time to time (the “Plan”), has been adopted by USA Compression GP, LLC, a Delaware limited liability company (the “Company”) and the general partner of USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS,  Section 7(a) of the Plan provides that the board of directors of the Company (the “Board”) or the Compensation Committee of the Board may amend the Plan from time to time without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other person;

WHEREAS, the Board now desires to amend the Plan to (i) increase the number of common units of the Partnership (the “Units”) available for Awards under the Plan by 8,590,000 Units and (ii) update the definition of “Change in Control” under the Plan; and

WHEREAS, the Board has determined that the First Amendment shall be made effective as of November 1, 2018  (the “Amendment Effective Date”).

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, as set forth below:

1.The first two sentences of Section 4(a) of the Plan are hereby deleted and replaced in their entirety with the following:

“Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 10,000,000 (inclusive of Units deliverable with respect to outstanding Awards under the Plan as of the Amendment Effective Date). Units withheld from an Award to either satisfy the exercise price of such Award or the Company’s or an Affiliate of the Company’s tax withholding obligations with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose.”

2.In Section 2 of the Plan, the definition of “Change in Control” is hereby deleted and replaced in its entirety with the following:

““Change in Control”

(a) with respect to Awards granted before April 3, 2018, means the occurrence of any of the following events:

(i) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, Riverstone Holdings LLC or an Affiliate of the Company (as determined immediately prior to such event) or Riverstone Holdings LLC, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership, Riverstone Holdings LLC or an Affiliate of the Company, the Partnership or Riverstone Holdings LLC;  or

(iv) a transaction resulting in a Person other than the Company, Riverstone Holdings LLC or an Affiliate of the Company (as determined immediately prior to such event) or Riverstone Holdings LLC being the sole general partner of the Partnership.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A of the Code.

(b) with respect to Awards granted on or after April 3, 2018, means the occurrence of any of the following events:

(i) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, Energy Transfer LP, a Delaware limited partnership (“ET”), Energy Transfer Operating, L.P., a Delaware limited partnership (“ETO”), an Affiliate of the Company (as determined immediately prior to such event), or an Affiliate of, or successor to, ET or ETO, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership, ET, ETO, an Affiliate of the Company (as determined immediately prior to such event), the Partnership, or an Affiliate of, or successor to, ET or ETO;  or

(iv) a transaction resulting in a Person other than the Company, ET, ETO,  an Affiliate of the Company (as determined immediately prior to such event), or an Affiliate of, or successor to, ET or ETO being the sole general partner of the Partnership.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A of the Code.

For the avoidance of doubt, the occurrence of the GP Contribution or the Automatic GP Contribution (each as defined in that certain Equity Restructuring Agreement, dated as of January 15, 2018, entered into by and among ET, the Partnership and the Company) shall not be considered a Change in Control.”

3.Section 8(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“(b)“Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or any of its Affiliates, the Partnership and any of its Affiliates are authorized to accept, deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, previously held Units, Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company or any of its Affiliates to pay such taxes. If such taxes are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the Participant to the Company), the maximum number of Units that may be withheld (or surrendered) pursuant to this Section 8(b) shall be the number of Units that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of potential tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized with respect to the Participant. It is the intent of the Company that the payment of taxes for a Participant who is subject to Section 16 of the Exchange Act through (i) the withholding of Units that are otherwise issuable to the Participant pursuant to an Award or (ii) the surrender of previously held Units by the Participant to the Company shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). The method of satisfying tax obligations shall be determined by the Committee in its sole discretion.”

4.  The first sentence of Section 9 of the Plan is hereby deleted and replaced in its entirety with the following:

“Unless the Plan is terminated earlier by the Board, no Award shall be granted hereunder on or after November 1, 2028.”

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

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